Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 17, 2008, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File No. 333-137357).

/s/ Weiser LLP
New York, NY
March 17, 2008